Exhibit 10.31

AMENDMENT NO. 1

TO MASTER SPREAD ACQUISITION AND

MSR SERVICING AGREEMENT

Amendment No. 1 to Master Spread Acquisition and MSR Servicing Agreement, dated as of June 1, 2014 (the “Amendment”), by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Seller”), and PennyMac Holdings, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Seller and the Purchaser are parties to that certain Master Spread Acquisition and MSR Servicing Agreement, dated as of December 30, 2013 (the “Existing Spread Agreement” and, as amended by this Amendment, the “Spread Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Spread Agreement.

WHEREAS, the Seller and the Purchaser  have agreed, subject to the terms and conditions of this Amendment, that the Existing Spread Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Spread Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Seller and the Purchaser hereby agree that the Existing Spread Agreement is hereby amended as follows:

SECTION 1.         Amendments.

1.1          Section 4.01(a).  Section 4.01(b)(i) of the Existing Spread Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

“The servicing fee rate for the Alternative Mortgage Loan is substantially similar to the servicing fee rate of the New Mortgage Loan.”

1.2          Section 4.01(g).  Section 4.01(g) of the Existing Spread Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

(g)           As of the applicable Assignment Date, unless otherwise agreed upon by the Seller and the Purchaser, the Additional Mortgage Loans shall satisfy the following criteria:

(i)            Reserved;

(ii)           The weighted average of the mortgage rates on the Additional Mortgage Loans is substantially equal to the weighted average of the mortgage rates on the New Mortgage Loans originated during the applicable calendar month;

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(iii)          The weighted average remaining term to maturity of the Additional Mortgage Loans is within six months of the weighted average remaining term to maturity of the New Mortgage Loans originated during the applicable calendar month;

(iv)          The weighted average seasoning of the Additional Mortgage Loans is less than or equal to that of the New Mortgage Loans originated during the applicable calendar month;

(v)           The average unpaid principal balance of the Additional Mortgage Loans is substantially similar to the average unpaid principal balance of the New Mortgage Loans that were originated during the applicable calendar month;

(vi)          The remaining material credit characteristics of the Additional Mortgage Loan (other than as specified in clauses (i)-(v) above) are substantially similar to the credit characteristics of the New Mortgage Loans originated during the applicable calendar month

(vii)         Each Additional Mortgage Loan is current as of the applicable Assignment Date; and

(viii)        Each Additional Mortgage Loan is not subject to any foreclosure or similar proceeding, is not in, and has not gone through, the process of modification, workout or any other loss mitigation process and is not involved in litigation.

SECTION 2.         Exhibit A.  Exhibit A of the Existing Spread Agreement is hereby amended by deleting it in its entirety and replacing it with the form attached hereto as Exhibit A.

SECTION 3.         Conditions Precedent.  This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1          Delivered Documents.  On the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

(a)           this Amendment, executed and delivered by duly authorized officers of the Seller and the Purchaser; and

(b)           such other documents as such party or counsel to such party may reasonably request.

SECTION 4.         Representations and Warranties. Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing Spread Agreement on its part to be observed or performed.

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SECTION 5.         Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Spread Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6.         GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7.         Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 8.         Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Spread Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Seller:	PENNYMAC LOAN SERVICES, LLC

	By:	/s/ Anne D. McCallion
		Name:	Anne D. McCallion
		Title:	Chief Financial Officer

The Purchaser:	PENNYMAC HOLDINGS, LLC

	By:	/s/ Andrew S. Chang
		Name:	Andrew S. Chang
		Title:	Chief Business Development Officer

EXHIBIT A

(Form of Confirmation)

CONFIRMATION

OF SPREAD ACQUISITION TRANSACTION UNDER
MASTER SPREAD ACQUISITION AND MSR SERVICING AGREEMENT

PARTIES:	PennyMac Loan Services, LLC (Seller)

PennyMac Holdings, LLC (Purchaser)

DATE:	,

RE:	Spread Acquisition — Pool No. [ ]

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between PennyMac Loan Services, LLC and PennyMac Holdings, LLC on the Transaction Settlement Date specified below.  This letter agreement is a “Confirmation” as described in the Master Spread Acquisition and MSR Servicing Agreement specified in paragraph 1 below.

The definitions and provisions contained in the Master Agreement are incorporated into this Confirmation.  In the event of any inconsistency between the Master Agreement and this Confirmation, this Confirmation will govern.  Capitalized terms used herein and not otherwise defined have the meanings set forth in the Master Agreement.

This Confirmation supplements, forms part of and is subject to the Master Spread Acquisition and MSR Servicing Agreement dated as of December 30, 2013, between PennyMac Loan Services, LLC, as seller, and PennyMac Holdings, LLC, as purchaser, as amended and supplemented from time to time (the “Master Agreement”).  All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

Primary Portfolio:	As set forth in Schedule I hereto.
Transaction Settlement Date:	, 20 .
Transaction Base Servicing Fee Rate (for Primary Portfolio):	[ ] basis points (per annum)
Transaction Base Servicing Fee Rate (for Secondary Portfolio):	[ ] basis points (per annum)
Transaction Remittance Date:	The 10th day of each calendar month, or if such day is not a Business Day, the prior Business Day
Transaction Purchase Price Percentage:	%
Transaction Excess Spread Percentage (for Primary Portfolio):	%
Transaction Excess Spread Percentage (for Secondary Portfolio):	%
Transaction Asset Purchase Agreement:
Transaction Threshold Percentage:	[ %]
Allowed Retention Percentage:	As set forth opposite the applicable Excess Refinancing Percentage in the following table:
Cut-off Date	, 20 .
Other:

In the event Seller, whether voluntarily or involuntarily, transfers the Servicing Rights related to the Mortgage Loans in any Primary Portfolio or Secondary Portfolio and receives any termination fee or other compensation or proceeds in connection with such transfer (the “Transfer Proceeds”), Seller shall remit to Purchaser an amount equal to the product of (a) such Transfer Proceeds, multiplied by (b) a fraction, the numerator of which is the Transaction Purchase Price allocable to the Primary Portfolio Excess Spread relating to such Servicing Rights and the denominator of which is the actual purchase price paid by the Seller for such Servicing Rights.

Table of Allowed Retention Percentage

Range of Excess Refinancing Percentages	Allowed Retention Percentage

Accepted and confirmed as of the date first written above:

PENNYMAC LOAN SERVICES, LLC

By:
Name:
Title:

PENNYMAC HOLDINGS, LLC

By PennyMac GP OP, Inc., its General Partner

By:
Name:
Title:

SCHEDULE I

TO CONFIRMATION DATED                     , 20

UNDER THE MASTER SPREAD ACQUISITION AND
MSR SERVICING AGREEMENT DATED AS OF FEBRUARY 5, 2013